SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported) January 17, 2003







                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)







         Pennsylvania                   0-22316               23-2731409
(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation or organization)          Number)           Identification No.)



420 S. York Road, Hatboro, Pennsylvania                  19040
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600

Items 1-4 and Items 6-9.  None

Item 5.  Other Events

On January 17, 2002, the Company issued a press release (the "Press Release") which indicated that Martin Sheffield had tendered his resignation as a Director of the Company for business reasons.

The Board of Directors appointed Richard L. Duszak, CPA to take his place. He shall serve on the Board until his successor is duly elected and qualified.

A copy of the Press Release is attached as an Exhibit.




                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PENN-AMERICA GROUP, INC.



Date: January 17, 2003
                                      BY: /s/ Garland P. Pezzuolo
                                          Garland P. Pezzuolo
                                          (Vice President, Secretary and General
                                             Counsel)